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                                                                     EXHIBIT 2.5

                               THIRD AMENDMENT TO
                            ASSET PURCHASE AGREEMENT


               This Third Amendment to Asset Purchase Agreement (this "Agreement") is dated this 20th day of May 2002 by and between Pliant Corporation, a Utah corporation ("Parent"), and Pliant Solutions Corporation, a Utah corporation and wholly-owned subsidiary of Parent ("Buyer"), on the one hand, and Decora Industries, Inc., a Delaware corporation, and its operating subsidiary, Decora, Incorporated, a Delaware corporation (collectively, "Seller"), on the other hand.


                                    RECITALS

               A. Reference is hereby made to that certain Asset Purchase Agreement dated as of December 31, 2001, by and between Parent, Buyer and Seller, as amended (the "Asset Purchase Agreement");


               B. The parties to the Asset Purchase Agreement wish to further amend and restate certain provisions of the Asset Purchase Agreement;

               NOW, THEREFORE, in consideration of the mutual covenants contained herein and for other good and valuable consideration, the receipt and sufficiency of which is hereby acknowledged, the parties hereto agree as follows:

SECTION 1.     Amendments.

               1.1 Assumed Contracts. Schedule 1.1(b)(ii) to the Asset Purchase Agreement is amended by deleting such Schedule and inserting in lieu thereof Schedule 1.1(b)(ii) hereto.

               1.2 Intangible Property. Schedule 1.1(e) to the Asset Purchase Agreement is hereby amended by deleting such Schedule and inserting in lieu thereof Schedule 1.1(e) hereto.

               1.3 DIP Loan Amount. Schedule 2.1 to the Asset Purchase Agreement is hereby amended by deleting such Schedule and inserting in lieu thereof Schedule 2.1 attached hereto.

               1.4 Post-Petition Accounts Payable. Schedule 2.2(a) to the Asset Purchase Agreement is hereby amended by deleting such Schedule and inserting in lieu thereof Schedule 2.2(a) attached hereto.

               1.5 Postpetition Expense Payment. Schedule 2.4 attached hereto sets forth the Postpetition Expense Payment.



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               1.6     Transferred Employees.  Schedule 9.1(a) to the Asset
Purchase Agreement is hereby amended by deleting such Schedule and inserting in lieu thereof Schedule 9.1(a) attached hereto.

               1.7 Article 1 of the Asset Purchase Agreement is hereby amended by adding the following new Section 1.4:


        "1.4   Assumption and Assignment Motion.  Promptly after the Closing
        Date, the Seller shall file with the Bankruptcy Court, and seek entry of an order granting, a motion to assume and assign to the Buyer any Assumed Contract that was not assumed and assigned under the Approval Order (as defined below), including, without limitation, (i) the Plastico y Derivados C.A. license agreement, (ii) the Sinteticos S.A. license, and (iii) the Vulcan Material Plastico S.A. license."

               1.8 Section 1.1 of the Asset Purchase Agreement is hereby amended by adding the following to the last sentence of Section 1.1(b):


               "Notwithstanding the foregoing, the parties acknowledge and agree that Buyer shall have the right to amend Schedule 1.1(b)(ii) to exclude the License Agreement between Utilitech/Decora and John R. Smith dated August 9, 1991, from and after the Closing Date for a period of time not to exceed twenty (20) days, whereupon such item shall not be an Assumed Contract."

SECTION 2.     Miscellaneous.

               2.1 Defined Terms. All capitalized and undefined terms used herein shall have the meanings ascribed to such terms in the Asset Purchase Agreement

               2.2 Counterparts. This Agreement may be executed in one or more counterparts, all of which shall be considered one and the same agreement, and shall become effective when one or more counterparts have been signed by each of the parties and delivered to the other party.

               2.3 Governing Law. This Agreement shall be governed by and construed in accordance with the laws of the State of Delaware without reference to the choice of law principles thereof.

               2.4 Successors and Assigns. This Agreement shall be binding upon and inure to the benefit of the parties hereto and their respective successors and assigns; provided, however, that the Buyer, so long as the Buyer remains liable for its obligations under the Asset Purchase Agreement, may transfer any of its rights or obligations hereunder to any of its affiliates.


                                       2

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               2.5     Confirmation of the Asset Purchase Agreement.  Except as
expressly modified hereby, the Asset Purchase Agreement shall remain in full force and effect and is hereby ratified and confirmed in all respects.



                            [signature page follows]


                                       3

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              IN WITNESS WHEREOF, the parties hereto have executed this Third
Amendment to Asset Purchase Agreement as of the day and year first above written.



                             PLIANT CORPORATION


                                             /s/
                             -----------------------------------------------
                             By: Jack E. Knott
                             Title: President





                             PLIANT SOLUTIONS CORPORATION


                                             /s/
                             -----------------------------------------------
                             By: Jack E. Knott
                             Title: President



                             DECORA INDUSTRIES, INC.


                                             /s/
                             -----------------------------------------------
                             By: Ronald A. Artzer
                             Title: President and Chief Executive Officer





                             DECORA, INCORPORATED


                                             /s/
                             -----------------------------------------------
                             By: Ronald A. Artzer
                             Title: President and Chief Executive Officer




        [Signature Page to Third Amendment to Asset Purchase Agreement]

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